EXHIBIT 11
                                   COMPUTATION OF EARNINGS PER SHARE


            LILLY INDUSTRIES, INC.
            (In thousands, except per share data)

                                               Three Months Ended
                                             February 28 February 28
                                                1995        1994
            Primary:
             Average shares outstanding--
              Note A                           22,700      22,600
             Net income                       $ 4,647     $ 3,141
             Net income per common share--
              Note A                          $  0.20     $  0.14
                                              =======     =======

            Average shares outstanding--
             Note A                            22,700      22,600
            Dilutive stock options based
             on treasury stock method
             using average market
             price--Note A                        600         620
                                              -------     -------
                                               23,300      23,220

             Net income                       $ 4,647     $ 3,141
             Net income per common
              and common equivalent
              share--Note A                   $  0.20     $  0.13
                                              =======     =======

            Fully diluted:
             Average shares outstanding--
              Note A                           22,700      22,600
             Dilutive stock options based
              on the treasury stock
              method using the higher
              of quarter end or average
              market price--Note A                600         620
                                              -------     -------
                                               23,300      23,220

             Net income                       $ 4,647     $ 3,141
             Net income per common
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              and common equivalent
              share--Note A                   $  0.20     $  0.13
                                              =======     =======

            Note A--Share and per share amounts have been adjusted to reflect the three-for-two stock split distributed June 1, 1994.